UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

Level 3 Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35134	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 8, 2016, Level 3 Communications, Inc. (“Level 3”) issued a press release announcing that its wholly owned subsidiary, Level 3 Financing, Inc. (“Level 3 Financing”), planned to offer $500 million aggregate principal amount of senior unsecured notes that will mature in 2026 and will bear interest at a fixed rate in a proposed private offering to “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

On March 8, 2016, Level 3 issued a subsequent press release announcing that Level 3 Financing has agreed to sell $775 million aggregate principal amount of its 5.25% Senior Notes due 2026 in a private offering to qualified institutional buyers and to non-U.S. persons outside the United States under Regulation S.

That press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated March 8, 2016, relating to the launching of the private offering of $500 million of Senior Notes due 2026 by Level 3 Financing, Inc.

99.2	Press Release, dated March 8, 2016, relating to the pricing of the private offering of 5.25% Senior Notes due 2026 by Level 3 Financing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL 3 COMMUNICATIONS, INC.

/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President

Date: March 9, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release, dated March 8, 2016, relating to the launching of the private offering of $500 million of Senior Notes due 2026 by Level 3 Financing, Inc.

99.2	Press Release, dated March 8, 2016, relating to the pricing of the private offering of 5.25% Senior Notes due 2026 by Level 3 Financing, Inc.